Exhibit 10.8

Loan Amendment

This agreement made as of this 11th day of February 2016 by and between _______________ and ________________________ ("_________") and Full Spectrum Inc. (the “Company”).

Whereas the Company is indebted to __________________________ in the principal amount of $50,000 and interest of $6,500 through December 31, 2015 (“Loan”); and

Whereas the Parties wish to amend certain terms respecting the Loan as stated below:

It is hereby agreed:

1.	All principal and interest outstanding under the Loan along with any additional interest accrued from January 1st, 2016 forward shall be due and owing on April 1, 2017. Additional interest on the principal amount starting January 1st, 2016 shall accrue at the rate of 10% per annum. The Company, at its election, may pay the outstanding principal and interest prior to April 1, 2017 without penalty with the interest accrued to that date.

2.	______________ waives any penalties or defaults existing as of this date.

3.	All other terms of the Loan shall continue.

Full Spectrum Inc.